Exhibit 5.2

September 25, 2024

Berry Global, Inc.

101 Oakley Street

Evansville, Indiana 47710

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Grafco Industries Limited Partnership, a Maryland limited partnership (the “Partnership”), in connection with certain matters of Maryland law arising out of the Registration Statement on Form S-4 (the “Registration Statement”) filed by Berry Global Group, Inc., a Delaware corporation (“Berry”), Berry Global, Inc., a Delaware corporation (“BGI”), and the subsidiary guarantors listed on the Table of Additional Registrant Guarantors thereto, including the Partnership (together with Berry sometimes collectively referred to as the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by BGI to exchange an aggregate principal amount up to $800,000,000 of its new 5.650% First Priority Senior Secured Notes due 2034 (the “January Exchange Notes”) and an aggregate principal amount of up to $800,000,000 of its new 5.800% First Priority Senior Secured Notes due 2031 (the “May Exchange Notes” and together with the January Exchange Notes, the “Exchange Notes”) for an equal aggregate principal amount of its existing unregistered 5.650% First Priority Senior Secured Notes due 2034 (the “January Outstanding Notes”) and unregistered 5.800% First Priority Senior Secured Notes due 2031 (the “May Outstanding Notes” and together with the January Outstanding Notes, the “Outstanding Notes”), under that certain Indenture dated as of January 17, 2024 and that certain Indenture dated May 28, 2024, among BGI, Berry and certain guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”) (being herein referred to, collectively, as the “Indentures”). Payment of the Exchange Notes is to be guaranteed by the Guarantors pursuant to a guarantee (the “Guarantee”) contained in the Indentures. All capitalized terms which are defined in the Indentures shall have the same meanings when used herein, unless otherwise specified.

In connection with our representation of the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein (including all exhibits thereto), in the form in which it was transmitted to the Commission under the Act;

Berry Global, Inc.

September 25, 2024

2.            Executed copies of the Indentures;

3.            Executed copies of the Outstanding Notes;

4.            The form of the Exchange Notes;

5.            The Partnership’s Sixth Amended and Restated Certificate of Limited Partnership and Limited Partnership Agreement, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

6.            A certificate of the SDAT as to the good standing of Partnership, dated as of September 12, 2024;

7.            Resolutions adopted by Caplas Neptune, LLC, a Delaware limited liability company, acting in its capacity as sole general partner of the Partnership (in such capacity, the “General Partner”), relating to, among other matters, (a) the Registration Statement; (b) the issuance of the Exchange Notes, and (c) the authorization of the execution, delivery, and performance by the Partnership of the Indentures and authorization of the Guarantee, certified as of the date hereof by an officer of the General Partner;

8.            Certificates executed by an officer of the General Partner, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the General Partner on behalf of the Partnership) is duly authorized to do so.

3.            Each of the parties (other than the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete in all respects material to our opinions below. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Berry Global, Inc.

September 25, 2024

5.            The Exchange Notes, if and when issued, will have substantially identical terms as the Outstanding Notes and be issued in exchange therefor as contemplated by the Indentures and the Registration Statement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Partnership (a) is a limited partnership validly existing and in good standing under the laws of the State of Maryland and (b) has the necessary limited partnership power to guarantee the Exchange Notes pursuant to the terms of the Indentures.

2.            The Partnership’s guarantee of the Exchange Notes pursuant to the terms of the Indentures has been duly authorized by all necessary limited partnership action and the Partnership has duly authorized the issuance of the Guarantee of the Exchange Notes.

3.            The Indentures have been duly executed and delivered by the Partnership.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning the laws of the State of New York or any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Berry Global, Inc.

September 25, 2024

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Respectfully submitted,

/s/ SHAPIRO SHER GUINOT & SANDLER, P.A.

SHAPIRO SHER GUINOT & SANDLER, P.A.